UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 18, 2005

SIPEX CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-27892	04-6135748

(State of incorporation)	(Commission file number)	(IRS. Employer Identification No.)

233 South Hillview Drive
Milpitas, CA 95053

(Address of principal executive offices)

(408) 934-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events

     On July 19, 2005, Sipex Corporation (the “Company”) announced that its audit committee has completed its previously announced internal investigation. As a result of the investigation, the Company has adopted a sell-through revenue recognition policy for the Company’s sales to distributors.

     The Company also announced that it is in the process of finalizing the work to restate its financial statements for the fiscal year ended December 31, 2003 and the fiscal quarters ended April 3, 2004, July 3, 2004 and October 2, 2004, and that the Company expects to report the impact of the restatement as soon as practicable, subject to the completion of its internal review and the audit by its registered public accounting firm.

     Additionally, the Company reported that the Company is taking remedial actions previously approved by its Board of Directors in order to enhance compliance with applicable accounting and corporate governance rules and regulations and principles of corporate ethics. These actions include termination of certain employees, restructuring the customer marketing function to require that all its finance related activities be performed by the finance department, annual ethics training for all employees, annual compliance confirmations for all employees, certifications from the appropriate sales and marketing personnel, and staff increases to upgrade the finance function.

     The Company also announced that it has requested the Nasdaq Listing and Hearing Review Council to review the June 21, 2005 decision which delisted the Company’s securities from the Nasdaq National Market on June 23, 2005.

     On July 19, 2005, the Company issued a press release relating to these matters, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press release, dated July 19, 2005, entitled “Sipex Announces Completion of Audit Committee Internal Investigation.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SIPEX CORPORATION (Registrant)
Dated: July 20, 2005	By:	/s/ Clyde R. Wallin
Clyde R. Wallin
Chief Financial Officer and Sr. VP of Finance

EXHIBIT INDEX

Exhibit Number
99.1	Press release, dated July 19, 2005, entitled “Sipex Announces Completion of Audit Committee Internal Investigation.”

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